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Draft of March 21, 1995


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                                 AMENDMENT AGREEMENT




                              Dated as of March 1, 1995


                                        among


                          SANWA BUSINESS CREDIT CORPORATION,

                                       as Agent

                   THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY,

                                the Senior Noteholder

                                         and

                  FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION,

                                 as Collateral Agent




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                                 AMENDMENT AGREEMENT

     Reference is made to that certain Intercreditor Agreement dated as of January 10, 1995 (the "INTERCREDITOR AGREEMENT"), among Sanwa Business Credit Corporation, a Delaware corporation, acting in its capacity as agent (in such capacity, the "AGENT") for and on behalf of the various financial institutions (collectively, the "LENDERS") which are, or may from time to time hereafter become, parties to the Loan Agreement, the Northwestern Mutual Life Insurance Company (the "SENIOR NOTEHOLDER") and First Security Bank of Utah, National Association, acting in its individual capacity for purposes of clause (a) of
Section 3 of the Intercreditor Agreement and otherwise in its capacity as intercreditor collateral agent for the Senior Creditors (together with its successors and assigns, the "COLLATERAL AGENT") and First Security Bank of Utah, National Association, in its capacity as security trustee under the Noteholder Security Documents (the "SECURITY TRUSTEE"). Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Intercreditor Agreement.

     The Agent and the Senior Noteholder desire to amend a certain provision of the Intercreditor Agreement and, upon the execution and delivery of this Amendment Agreement by the Agent, the Senior Noteholder and the Collateral Agent, the following provision of the Intercreditor Agreement shall be amended as of the date hereof as follows:

SECTION 1.     AMENDMENT.

     SECTION 1.1. AMENDMENT OF SECTION 1(a). The definition of "Pledge Agreements" contained in Section 1(a) of the Intercreditor Agreement is hereby amended in its entirety so that the same shall henceforth read as follows:

          "PLEDGE AGREEMENTS" shall mean the pledge agreement dated as of January 9, 1995 from MMI to the Collateral Agent relating to the capital stock of Asbury owned by MMI, the Pledge Agreement dated as of March 10, 1995 from MMI to the Collateral Agent relating to the capital stock of Seco Products Corporation, a Delaware Corporation, owned by MMI and the Pledge Agreement to be delivered by MMI pursuant to Section 5.22 of the Note Agreement relating to the capital stock of FAB-Asia, Inc., a Republic of the Philippines corporation, owned by MMI.

SECTION 2.     MISCELLANEOUS.

     SECTION 2.1. EXECUTION IN COUNTERPARTS. Two or more duplicate originals of this


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Amendment Agreement may be signed by the parties hereto, each of which shall be an original but all of which together shall constitute one and the same instrument. This Amendment Agreement may be executed in one or more counterparts and will be effective (as of the effective date set forth below), when at least one counterpart has been executed by the Agent, the Senior Noteholder and the Collateral Agent, and each set of counterparts which, collectively, show execution by each such party shall constitute one duplicate original.

     SECTION 2.2. GOVERNING LAW. This Amendment Agreement shall be governed by and construed in accordance with Illinois law.

     SECTION 2.3. CAPTIONS. The descriptive headings of the various Sections or parts of this Amendment Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     SECTION 2.4. RATIFICATION OF INTERCREDITOR AGREEMENT. Except as herein expressly amended, all other terms and provisions of the Intercreditor Agreement shall remain unchanged and are in all respects ratified, confirmed and approved. If and to the extent that any of the terms or provisions of the Intercreditor Agreement are in conflict or inconsistent with any of the terms or provisions of this Amendment Agreement, this Amendment Agreement shall govern.

     This Amendment Agreement shall be effective as of March __, 1995.

Signature                               SANWA BUSINESS CREDIT CORPORATION,
                                           as Agent

                                        By


                                        Its

                                        THE NORTHWESTERN MUTUAL LIFE
                                         INSURANCE COMPANY, as Senior Noteholder


                                        By


                                        Its


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                                        FIRST SECURITY BANK OF UTAH,
                                          NATIONAL ASSOCIATION, as Collateral
                                          Agent and Security Trustee

                                        By


                                        Its


Accepted and Acknowledged by:

                                        MIDDLEBY MARSHALL INC.

                                        By


                                        Its

                                        ASBURY ASSOCIATES, INC.

                                        By

                                        Its


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